SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

[Amendment No.      ]

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

MOODY’S CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with written preliminary materials.

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MOODY’S CORPORATION

7 World Trade Center at 250 Greenwich Street, New York, New York 10007

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on

Tuesday, April 28, 2009

The Proxy Statement, Annual Report and other proxy materials are available at: http://bnymellon.mobular.net/bnymellon/mco

MOODY’S CORPORATION	This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 14, 2009 to facilitate timely delivery.

Dear Moody’s Corporation Stockholder:

The 2009 Annual Meeting of Stockholders of Moody’s Corporation (the “Company”) will be held at the Company’s offices at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007, on Tuesday, April 28, 2009, at 9:30 a.m. EST (local time).

Proposals to be considered at the Annual Meeting:

1.	To elect three Class II directors of the Company to each serve a three-year term;

2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year 2009;

3.	To vote on a stockholder proposal that the chairman of the Company’s board of directors be an independent director; and

4.	To vote on a stockholder proposal to adopt a policy requiring senior executives to retain a significant percentage of Company shares until two years following termination of their employment.

Such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote “FOR” Items 1 and 2.

The Board of Directors recommends a vote “AGAINST” Items 3 and 4.

The Board of Directors has fixed the close of business on March 2, 2009 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

CONTROL NUMBER ¯
You may vote your proxy when you view the materials on the Internet. You will be asked to enter this 11-digit control number	→

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting. To obtain directions to attend the Annual Meeting where you may vote in person, please contact Investor Relations by sending an email to ir@moodys.com.

Meeting Location:

Moody’s Corporation

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

The following Proxy Materials are available for you to review online:

•	the Company’s 2009 Proxy Statement (including all attachments thereto);
•	the Company’s Annual Report for the year ended December 31, 2008 (which is not deemed to be part of the official proxy soliciting materials); and
•	any amendments to the foregoing materials that are required to be furnished to stockholders.

To request a paper copy of the Proxy Materials, (you must reference your 11 digit control number)

Telephone:	1-888-313-0164 (outside of the U.S and Canada call 201-680-6688),
Email:	shrrelations@bnymellon.com
Internet	http://bnymellon.mobular.net/bnymellon/mco

ACCESSING YOUR PROXY MATERIALS ONLINE

YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST

A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY.

The Proxy Materials for Moody’s Corporation are available to review at:

http://bnymellon.mobular.net/bnymellon/mco

Have this notice available when you request a PAPER copy of the Proxy Materials,

when you want to view your proxy materials online

OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.

VOTE BY INTERNET

Use the Internet to vote your shares. Have this card in hand when you access the above web site.

On the top right hand side of the website click on “Vote Now” to access the electronic proxy card and vote your shares